Exhibit 10.2

                              HEILIG-MEYERS COMPANY
                                 SEVERANCE PLAN

                         1999 Amendment and Restatement


                                  Introduction

         The Board of Directors of Heilig-Meyers Company (the "Board") believes that, in the event of a threat or occurrence of a bid to acquire or change control of Heilig-Meyers Company or to effect a business combination, it is in the best interest of the Heilig-Meyers Company and its present and future shareholders that the business of the Company (as defined below) be continued with a minimum of disruption, and that such objective will be achieved if employees who materially contribute to the successful operations of the Company are given assurances of employment security so they will not be distracted by personal uncertainties and risks created during such period; and

         The Board further believes that the giving of such assurances by the Company will (a) secure the continued services of key operational and management employees in the performance of both their regular duties and such extra duties as may be required of them during such period of uncertainty, (b) permit the Company to rely on such employees to manage the affairs of the Company during any such period with less concern for their personal risks, and (c) provide the Company with the ability to attract new key employees as needed; and

         In order to accomplish these objectives, Heilig-Meyers Company has adopted this amended and restated Severance Plan:

         1.       Definitions:

                  (a) Cause. Addiction to alcohol or a controlled substance, willful criminal conduct involving moral turpitude (including, but not limited to, theft, embezzlement or sexual harassment) regardless of whether proven or admitted, conduct which brings (or, if known, would bring) discredit to the Company or an employee of the Company, and the willful violation of published Company policies governing employee conduct in the workplace.

                  (b) Change of Control.  "Change of Control" means:

                           (i) The acquisition, other than from Heilig, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of Heilig or the combined voting power of the then outstanding voting securities of Heilig entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by Heilig or any of its subsidiaries, or any employee benefit plan (or related trust) of Heilig or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of Heilig immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of Heilig or the combined voting power of the then outstanding voting securities of Heilig entitled to vote generally in the election of directors, as the case may be; or


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                           (ii)   Individuals   who,  as  of  the  date  hereof,
         constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date
         hereof  whose   election  or   nomination   for  election  by  Heilig's
         shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but
         excluding,   for  this  purpose,  any  such  individual  whose  initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Heilig (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                           (iii)  Approval  by the  stockholders  of Heilig of a
         reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Heilig immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of Heilig or of its sale or other disposition of all or substantially all of the assets of Heilig.

                  (c)  Company:  Heilig and each subsidiary of Heilig.

                  (d)  Effective Date:  September 15, 1989.

                  (e)  Heilig:  Heilig-Meyers Company.

                  (f) Participant: All employees of the Company holding the title of Assistant Vice President or above (other than the Chairman, the President, and the three most senior executive vice-presidents, all of whom are entitled to severance payments under their respective executive employment agreements), all officers of the Company (whether elected or appointed), area supervisors, store managers, distribution center managers, service center managers, directors of management information systems, director of internal audit, director of taxes, assistant controllers, assistant to the treasurer, clearance center managers, fixture center managers, maintenance center managers and all full-time employees of the Company (employees who regularly work forty hours or more per week) who have completed ten years or more of service (provided such service requirement is met on a date a benefit becomes payable under Section 4); and provided, further, that no employee who becomes entitled to a severance payment under an executive employment agreement with the Company shall be considered a Participant under this Plan.

         2. Employment. If Participant is in the employ of the Company on the date on which a Change of Control occurs (the "Change of Control Date") the Company will continue to employ Participant and Participant will remain in the employ of the Company, for the period commencing on the Change of Control Date and ending on the second anniversary of such date (the "Employment Period"), to exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by the Participant immediately prior to the Change of Control Date, which services shall be performed at the location where the Participant was employed immediately prior to the Change of Control Date.

         3. Compensation and Benefits. During the Employment Period, the Company will (i) continue to pay the Participant a salary at not less than the level applicable to Participant on the Change of Control Date, (ii) pay the Participant bonuses in amounts not less in amount than those paid during the 12-month period preceding the Change of Control Date, and (iii) continue employee benefit programs as to Participant at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefit programs).

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         4. Termination of Employment.

                  (a) If during the Employment Period (i) Participant's employment is terminated by the Company for any reason (other than for cause) or
(ii) there is a material reduction in Participant's compensation or benefits, or a material adverse change in Participant's status, working conditions or management responsibilities, or if Participant is required to change the locality of his employment (other than a change in management responsibilities or place of employment based on sound business practices followed by companies in the retail industry and not inconsistent with Company policies in effect on the Change of Control Date), and Participant voluntarily terminates his or her employment within 60 days of any event or the last in a series of events described in (ii), then Participant shall be entitled to receive, subject to the provisions of (c) and (d) below, a lump sum payment equal to 200% of Participant's "base amount," as determined under (b) below. The lump sum payment shall be subject to and reduced by all applicable federal and state withholding taxes and shall be paid to the Participant within 30 business days after his termination of employment. If Participant terminates his employment prior to the Change of Control Date or during the Employment Period, and the events described in (i) or (ii) have not occurred, his rights under this Plan shall terminate.

                  (b) The Participant's "base amount" for purposes of this paragraph shall be his base salary and bonuses paid to him during the 12-month period preceding his termination of employment pursuant to paragraph (a). If Participant has not been employed for a 12-month period, his "base amount" shall be his annualized base salary at the highest rate in effect prior to his termination of employment plus bonuses paid to Participant prior to the date of his termination of employment.

                  (c) The amount payable to Participant under (a) shall be reduced to the extent necessary so that the amounts payable to Participant under this Plan, when added to (i) any amounts he becomes entitled to receive under any other compensation arrangement maintained by the Company which become payable upon or as a result of the exercise by Participant of rights which are contingent on a Change of Control, and (ii) the value of rights that arise or are accelerated as a result of a Change of Control event described in paragraph
(a) (such as, for example, the accelerated right to exercise stock options), but only to the extent the value of such payments or rights described in (i) and
(ii) would be considered a "parachute payment," do not equal or exceed 300% or the then permissible percentage of the Participant's "base amount," whichever is less, for determining whether the Participant has received an "excess parachute payment." For purposes of this subsection (c), the terms "parachute payment," "base amount" and "excess parachute payment" shall have the meaning given to those terms under Internal Revenue Code section 280G and applicable regulations thereunder.

                  (d) If at the time the  events  occur  described  in (a)(i) or
(ii) entitling Participant to the payment provided for in paragraph (a) there also exists an employment agreement or other compensatory arrangement between Participant and the Company pursuant to which Participant becomes entitled to receive, as a result of a Change of Control, a payment (or series of payments), the payment provided for in (a) shall be reduced (but not below zero) by the payment (or present discounted value of a series of payments) under such employment agreement or other compensatory arrangement.

                  (e) In determining the present discounted value of a series of payments to be taken into account under this Section 4, a rate equal to 120% of the applicable federal rate (determined under Internal Revenue Code section 1274(d)) compounded semi-annually, shall be used.

                  (f) If Participant becomes entitled to a payment under this Plan, the Company shall compute the proper amount. In applying the limitations of Internal Revenue Code section 280G, and applicable regulations and rulings thereunder, the Company shall apply a good faith interpretation that is most likely to avoid the imposition of the excise tax on Participant and ensure the deductibility of payments by the Company.

         5. Enforcement by Participant. If litigation shall be brought by the Company or by a Participant in good faith to enforce or interpret any provision of this Plan, or if Participant shall have to institute litigation brought in good faith to enforce any of his rights under the Plan, the Company shall indemnify Participant for his reasonable attorney's fees and disbursements incurred in any such litigation.

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         6.  Confidentiality.  Participant  recognizes  that he has or will have access to and may participate in the origination of non-public confidential information and will owe a fiduciary duty with respect to such information to the Company. Confidential information includes, but is not limited to, trade secrets, supplier information, pricing information, internal corporate planning, Company secrets, methods of marketing, methods of showroom selection and operation, ideas and plans for development, historical financial data and forecasts, long range plans and strategies, and any other data or information of or concerning the Company that is not generally known to the public or in the industry in which the Company is engaged. Participant agrees that from the date
of  this  Plan  and  throughout  the  Employment   Period  he  will,  except  as
specifically authorized by the Company in writing, maintain in strict confidence and will not use or disclose, other than disclosure made in the ordinary course of business or to other employees of the Company, any confidential information belonging to the Company. If Participant shall breach the terms of Section 6, all of his rights under this Plan shall terminate.

         7. Governing Law. This Plan shall be construed according to the laws of the Commonwealth of Virginia, to the extent not preempted by applicable federal law.

         8. Amendment. This Plan may be amended by Heilig at any time, except that no amendment shall be made after a Change of Control has occurred without the written consent of the Participants.

         9. Binding Effect. This Plan shall be binding on Heilig, its successors, and assigns. Should there be a consolidation or merger of Heilig with or into another corporation, or a purchase of all or substantially all of the assets of Heilig by another entity, the surviving or acquiring corporation will succeed to the rights and obligations of Heilig under this Plan.

         10. Term. This Plan shall be effective from the Effective Date and for twenty-four (24) months thereafter, and shall continue in effect from year to year thereafter unless Heilig notifies Participants 30 days in advance of an anniversary of the Effective Date that the Plan shall terminate. If a Change of Control occurs, this Plan shall terminate twenty-four (24) months after the Change of Control Date.

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